UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

Alumis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42143	86-1771129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 231-6625

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 2, 2026, Alumis Inc. (the “Company”) and its wholly-owned subsidiary Acelyrin, Inc. (“Acelyrin”) issued a Notice of Material Breach and Notification of Claim for Indemnification to Climb Bio, Inc. (“Climb Bio”), after Climb Bio knowingly and willfully refused to pay a $3,000,000 Development Milestone payment due January 1, 2026 under the Asset Purchase Agreement, dated as of January 11, 2024, between Acelyrin, WH2, LLC and Tenet Medicines, Inc. (a wholly owned subsidiary of Climb Bio, Inc.) (the “APA”).

Climb Bio has previously stated in its filings with the Securities and Exchange Commission (“SEC”) that it is “obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid-teen percent depending on the stage of development of the most advanced licensed product incorporating or comprising budoprutug at the time of such sublicense.” Despite these statements, Climb Bio has not timely paid a Development Milestone and on December 31, 2025 Climb Bio filed a declaratory judgment action in Delaware Superior Court asserting that its drug candidate, budoprutug, does not constitute a “Product” as defined in the APA. The Company notes that budoprutug was the program acquired under the APA and believes Climb Bio’s position is contrary to the plain terms and intent of the APA and Climb Bio’s own prior statements to Acelyrin.

The Company intends to pursue available rights and remedies against Climb Bio for material and willful breach of the APA, including without limitation by seeking the $3,000,000 Development Milestone payment, with interest, indemnification for the Company’s attorneys' fees and costs (including those costs incurred by Climb Bio's default in its payment obligations and its filing of a declaratory judgment action), and other available relief. All capitalized terms used and not otherwise defined herein, have their respective meanings provided in the APA.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “intends,” “available,” “seeking,” and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation those regarding the Company’s beliefs about Climb Bio’s position, the Company’s intent to pursue available rights and remedies against Climb Bio, and any assumptions underlying any of the foregoing, are forward-looking statements. Any forward-looking statements in this Current Report on Form 8-K are based on the Company’s current expectations only as of the date of this Current Report on Form 8-K and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to litigation proceedings, including the inherently uncertain nature of, and the Company’s inability to predict, the ultimate outcome of litigation between the Company and Climb Bio and the Company’s related ability to obtain payments from Climb Bio that are provided for under the APA, and other risks and uncertainties described in the Company’s filings with the SEC, including any future reports the Company may file with the SEC from time to time. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alumis Inc.

By:	/s/ John Schroer
John Schroer
Chief Financial Officer

Dated: January 2, 2026